Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Amendment No. 13 to Schedule 13D, dated February 12, 2026, relating to the Common Stock, no par value, of Insight Molecular Diagnostics Inc. shall be filed on behalf of the undersigned.

Dated: February 12, 2026	Broadwood Partners, L.P.
	By:	Broadwood Capital, Inc.

	By:	/s/ Neal C. Bradsher
	Name:	Neal C. Bradsher
	Title:	President

Broadwood Capital, Inc.

	By:	/s/ Neal C. Bradsher
	Name:	Neal C. Bradsher
	Title:	President

/s/ Neal C. Bradsher
Neal C. Bradsher